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                                                                     EXHIBIT 3.2

                                                     File in the Office of the
                                                     Secretary of State of Texas

                                                     JUN 01 2001

                                                     Corporations Section

                        STATEMENT OF CHANGE OF ADDRESS

                              OF REGISTERED AGENT

                            BY A PROFIT CORPORATION




(1) The name of the Corporation represented by the registered agent is Retractable Technologies, Inc.

(2) The address, including street and number, at which such registered agent has maintained the registered office for the Corporation as shown in the records of the Secretary of State of Texas before filing this statement is 2001 Bryan Tower, Suite 2700, Dallas, Texas 75201.

(3) The new address, including street and number, at which such registered agent will thereafter maintain the registered office for said Corporation is 2600 San Jacinto Tower, 2121 San Jacinto Street, Dallas, Texas 75201.

(4) Notice of the change has been given to the Corporation in writing at least ten (10) days prior to this filing.




Dated:  May 31, 2001.


                                        /s/ Ralph S. Janvey
                                        ---------------------------------------
                                        RALPH S. JANVEY
                                        REGISTERED AGENT







STATEMENT OF CHANGE OF ADDRESS OF
REGISTERED AGENT BY A PROFIT CORPORATION - Page Solo